UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

Better Choice Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Prospect Street, Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 846-4280

                                               N/A

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fiscal Year Change

On May 21, 2019, the Board of Directors of Better Choice Company Inc. (the “Company”) approved a change to the Company’s fiscal year end from August 31 to December 31 of each year. The fiscal year change for the Company is effective beginning with the Company’s 2019 fiscal year, which now began January 1, 2019 and ends December 31, 2019. As a result of the change, the Company will have a transition period from September 1, 2018 to December 31, 2018, the results of which are expected to be reported in a Form 10-K-T to be filed by the Company.

Amended and Restated Certificate of Designation

On May 17, 2019, the Company filed an Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Better Choice Company Inc. with the Delaware Secretary of State to increase the limit on beneficial ownership of certain holders of Series E Convertible Preferred Stock. The full text of the Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Better Choice Company Inc. is attached hereto as Exhibit 3.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Better Choice Company Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

Date: May 23, 2019	By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Chief Executive Officer